UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): March 1, 2013

PolyMedix, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware	000-51895	27-0125925
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

170 N. Radnor-Chester Road; Suite 300 Radnor, Pennsylvania	19087
(Address of Principal Executive Offices)	(Zip Code)

(484) 598-2400
(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 1.01                                Entry into a Material Definitive Agreement.

On March 1, 2013, PolyMedix, Inc., a Delaware corporation (the “Company”) and the Company’s wholly owned subsidiary, PolyMedix Pharmaceuticals, Inc. (collectively, the “Borrowers”), entered into a Letter Agreement (the “Letter Agreement”) with MidCap Financial SBIC, LP, a Delaware limited partnership, as administrative agent and lender (the “Agent”). As previously reported, the Borrowers entered into a Second Amendment to Loan and Security Agreement (the “Second Amendment”) with Agent on January 16, 2013.  The Letter Agreement, among other things, extended the Fundraising Period and the Fundraising Termination Date (as such terms are defined in the Second Amendment) from March 2, 2013 to April 1, 2013. The foregoing description of the Letter Agreement is qualified in its entirety by reference to the full text of the Letter Agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.  The Second Amendment is filed as Exhibit 10.2 to this Current Report on Form 8-K.

Item 2.02                      Results of Operations and Financial Condition.

On March 6, 2013, PolyMedix, Inc. issued a press release announcing its financial results for the year ended December 31, 2012. A copy of the press release is furnished herewith as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01                      Financial Statements and Exhibits.

(d) Exhibits

The following exhibits are being filed or furnished with this Current Report on Form 8-K.

Exhibit No.                      Description

10.1	Letter Agreement, dated March 1, 2013, by and among PolyMedix, Inc., PolyMedix Pharmaceuticals, Inc. and MidCap Financial SBIC, LP.

10.2
Second Amendment to Loan and Security Agreement, dated January 16, 2013, by and among PolyMedix, Inc., PolyMedix Pharmaceuticals, Inc., MidCap Financial SBIC, LP, as Agent for the Lenders and the other Lenders party thereto.

99.1                      Press Release dated March 6, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

POLYMEDIX, INC.

Date: March 6, 2013	By:	/s/ Edward F. Smith

Edward F. Smith President, Chief Executive Officer, Chief Financial Officer & Secretary
EXHIBIT INDEX

10.1	Letter Agreement, dated March 1, 2013, by and among PolyMedix, Inc., PolyMedix Pharmaceuticals, Inc. and MidCap Financial SBIC, LP.

10.2
Second Amendment to Loan and Security Agreement, dated January 16, 2013, by and among PolyMedix, Inc., PolyMedix Pharmaceuticals, Inc., MidCap Financial SBIC, LP, as Agent for the Lenders and the other Lenders party thereto.

99.1	Press Release dated March 6, 2013.